Part A
                                                                    EXHIBIT 99.7

[Corporate Synergy PLC Logo]



The Directors
Life Sciences Research, Inc
PMB #251
211 East Lombard Street
Baltimore
Maryland 21202-6102
USA

16 October 2001

Dear Sirs

In relation to the recommended offer (the "Offer") by Life Sciences Research, Inc. ("LSR") for the entire issued and to be issued share capital of Huntingdon Life Sciences Group plc ("Huntingdon"), we have approved, for the purposes of
Section 57 of the Financial Services Act 1986, each of:

(i) the long form press release and the press release for use in the United States made jointly by Huntingdon and LSR, each announcing the Offer and issued on 9 October 2001;

(ii) the letter sent to holders of Huntingdon Ordinary Shares and American Depositary Shares regarding the announcement of the Offer and the withdrawal of Huntingdon Ordinary Shares from CREST;

(iii) the offer document setting out the terms and conditions of the Offer dated and despatched on 16 October 2001; and

(iv) the advertisement relating to the Offer to be placed in the Financial Times on 17 October 2001.

In addition we hereby consent to the issue of the offer document with the inclusion therein to our name and references thereto in the form and context in which they appear.

Yours faithfully

/s/ CORPORATE SYNERGY PLC
-------------------------
For and on behalf of
Corporate Synergy PLC


               Regulated by The Securities and Futures Authority

Part B

[Corporate Synergy PLC Logo]

The Directors
Life Sciences Research, Inc.
PMB #251
211 East Lombard Street
Baltimore, Maryland 21202-6102
USA

9 November 2001

Dear Sirs

We refer to Amendment No. 2 to the Registration Statement on Form S-4 ("the Amendment") dated today relating to the offer by Life Sciences Research, Inc. ("LSR") for the entire issued and to be issued share capital of Huntingdon Life Sciences Group plc ("Huntingdon").

We hereby consent to the filing of the Amendment with the inclusion therein to our name and references thereto in the form and context in which they appear. In addition, we have approved the Amendment for the purpose of Section 57 of the Financial Services Act 1986.

Yours faithfully

/s/ CORPORATE SYNERGY PLC
-------------------------
For and on behalf of
Corporate Synergy PLC

               Regulated by The Securities and Futures Authority